                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary revised proxy statement.  [ ] Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
     [X] Definitive proxy statement.


     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              NEMATRON CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                              NEMATRON CORPORATION

                              5840 INTERFACE DRIVE
                            ANN ARBOR, MICHIGAN 48103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of Nematron Corporation (the "Company") will be held at the Company's main offices, 5840 Interface Drive, Ann Arbor, Michigan 48103 on Thursday, September 6, 2001 at 10:00 a.m. for the following purposes:

         1.    To elect two directors of the Company;

         2. To approve a proposal to amend the Articles of Incorporation to provide for "blank check" preferred stock,

         3. To approve a proposal to amend the Articles of Incorporation to declassify the Board of Directors and reduce the terms of the directors from three years to one year,

         4. To approve the potential issuance of Common Stock upon conversion of certain convertible notes recently issued pursuant to a capital raising transaction, and

         5. To vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on August 1, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

         You are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-paid envelope. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          David P. Gienapp
                                          Corporate Secretary

Ann Arbor, Michigan
August 3, 2001

                              NEMATRON CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 6, 2001

                                 PROXY STATEMENT


         The accompanying proxy is solicited on behalf of the Board of Directors of Nematron Corporation, a Michigan corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's main offices, 5840 Interface Drive, Ann Arbor, Michigan 48103 on Thursday, September 6, 2001 at 10:00 a.m. (the "Annual Meeting") or at any adjournment thereof. This Proxy Statement and the accompanying form of proxy will be first given or sent to shareholders on or about August 6, 2001.

         Only holders of record of common stock of the Company (the "Common Stock") at the close of business on August 1, 2001 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment thereof. On the Record Date, 15,744,472 shares of Common Stock were issued and outstanding and are entitled to vote at the Annual Meeting. Shareholders of record on the Record Date are entitled to one vote for each share of Common Stock held of record on any matter that may properly come before the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.

         Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made if the proxy, properly executed, is received by the Company before the close of business on September 5, 2001. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR THE OTHER PROPOSALS LISTED IN THIS PROXY STATEMENT. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment. Shareholders who execute a proxy in the accompanying form may revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers, directors and employees of the Company. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy material to principals.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation divide the directors into three classes, the terms of which expire as set forth below. At each annual meeting, the shareholders of the Company elect to three-year terms directors to replace those directors whose terms expire at that annual meeting. The term of office of each director elected at this year's Annual Meeting will continue until the 2004 annual meeting and until his successor has been elected and qualified, or until his earlier resignation or removal. The Board of Directors recommends a vote FOR each of the nominees for election. Proxies will be voted FOR the election of the nominee unless the specification is marked on the proxy indicating that authority to do so is withheld. For purposes of determining the number of votes cast with respect to the election of directors, only those votes cast "for" are included. The election of directors requires a plurality of the votes cast.

         The following sets forth information as to each nominee for election at the Annual Meeting and each director continuing in office, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies and period of service as a director of the Company. If, as a result of circumstances not known or foreseen, any of the nominees shall be unavailable to serve as a director, the proxies may be voted for any such substitute nominee as the Board of Directors may select.

NOMINEES FOR ELECTION FOR A TERM EXPIRING IN 2004

         Matthew S. Galvez, 45, became a director in August 1998 upon his joining the Company as its Chief Operating Officer. On October 1, 1998, Mr. Galvez was appointed President and Chief Executive Officer of the Company. Mr. Galvez served as Chief Executive Officer of ISDA & Co., a privately held apparel company, from June 1994 until June 1998. From 1990 until June 1994, Mr. Galvez was a director and Chief Financial Officer of Manufacturers Products Corporation, a supplier of plastic products to the automotive industry. In 1994 he became Chief Executive Officer of that company as well. Prior to 1990, Mr. Galvez was Executive Vice President - Corporate Operations and General Counsel to an industrial graphics translation software developer and served as an officer of two acquisition funds. Mr. Galvez serves as Chairman and a Director of Waltec Plastics Co. in Midland, Ontario, Canada, and IMC Plastics in Los Angeles, California.

         Joseph J. Fitzsimmons, 66, became a director in March 1997. Mr. Fitzsimmons is the President and Chief Executive Officer of Nonprofit Enterprise at Work, a management support organization dedicated to assisting non-profit organizations. Mr. Fitzsimmons is a retired executive of Bell & Howell Company and University Microfilms International ("UMI"), a leading provider of technology services to libraries and other organizations regarding acquiring, preserving and distributing literature and a subsidiary of Bell & Howell. Mr. Fitzsimmons served as Corporate Vice President of Bell & Howell and as Chairman or President and Chief Executive Officer of UMI from March 1987 until he retired in June 1995.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

         James A. Nichols, 55, became a director in December 1998. From 1991 to the present, Mr. Nichols has been president and sole owner of Nichols & Associates, P.C., attorneys practicing in the area of international commercial law. From 1981 to 1991, Mr. Nichols was a Senior Attorney in the Corporate Transactions Department of Ford's Office of the General Counsel. From 1991 to April 1999, Mr. Nichols was the Chairman of the Board of Surgical Instrument Repair Service, Inc., a partnership with Allegiance Healthcare Corporation, a public company that engages in the repair and management of surgical instruments and equipment at health care providers in North America. From 1993 to 1998, Mr. Nichols served as corporate secretary and a director of Liberty BIDCO Investment Corporation, a Michigan-based mezzanine finance company. Mr. Nichols was president and sole owner of Sterilization Management Group, LLC, a provider of reusable sterile products to hospitals, from 1997 to 1998 when the company was sold to Teleflex Corporation, a public company.

         Stephen E. Globus, 54, became a director in December 1998. He has been Chairman of the Board of Globus Growth Group, Inc., a Manhattan - based venture capital company specializing in providing startup and seed capital, since 1984. He is also a director of Plasmaco, Inc., a flat computer screen manufacturer owned by Matsushita (Panasonic). Mr. Globus is the founder of several privately held biotechnology companies, including Kimeragen, Inc., NuGene Technologies, Inc., Thermaphore Sciences, Inc. and Genitope, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

         Hugo E. Braun, 43, became a director in March 1996. Since 1999, Mr. Braun has been a partner with North Coast Technology Investors L.P., a $100 million venture capital fund. Before founding North Coast Technology Investors L.P., Mr. Braun was a partner from 1989 to 1999 in Access Venture Fund, L.P., a Michigan-based investment firm with over $30 million under management. Prior to joining Access Venture Fund, L.P., Mr. Braun co-managed California-based BankAmerica Venture Capital's $100 million venture portfolio. Mr. Braun is currently a director of six private companies.

         James H. Wicker, 61, is a partner in the firm of Technology 2 Market, a consulting firm concentrating on the factory automation marketplace. Prior to forming the consulting firm, Mr. Wicker was employed from 1995 to 1999 as president of Ci Technologies, Inc. in North and South America. Mr. Wicker continues to serve as a director of this company. Ci Technology develops and markets factory automation software. From 1990 to 1994, Mr. Wicker was employed by a manufacturer's representative and distribution company for a line of factory automation and process control products. From 1984 to 1990, Mr. Wicker was executive vice president - sales and marketing of Xycom, Inc., a manufacturer of VME cards and plant floor MMI and industrial PC products. From 1962 to 1984, Mr. Wicker was employed by Taylor Instruments (later ABB) in various technical support and sales management positions, and finished his career at ABB as vice president of sales.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors met eight times during 2000. Each current director who served during that period attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served during that period. The Board has a standing Organization and Compensation Committee, Nominating Committee and Audit Committee.

         The Organization and Compensation Committee met twice during 2000. The Organization and Compensation Committee administers the Company's Long Term Incentive Plan and the 1993 Stock Option Plan, determines compensation issues for officers, and determines compensation issues for non-employee directors that do not involve the Company's equity securities. The current members of the Organization and Compensation Committee are Messrs. Nichols (Chairman) and Globus.

         The Nominating Committee met once during 2000. The Nominating Committee identifies and reviews potential members of the Board and nominates persons to the Board to serve as Board members. The members of the Nominating Committee are Mr. Globus (Chairman) and Mr. Fitzsimmons. The procedures for nomination of directors by shareholders are described in the Company's bylaws and are briefly described in this Proxy Statement under "Shareholder Proposals for 2002 Annual Meeting."

         The Audit Committee met six times during 2000. The members of the Audit Committee are Messrs. Braun (Chairman), Nichols and Fitzsimmons. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee's charter is included as Appendix A to this Proxy Statement. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Each Audit Committee member is "independent," as defined in Rule 121(A) of the American Stock Exchange.

         The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

         The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2000.

         Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB as of and for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:           HUGO E. BRAUN
                           JAMES A. NICHOLS
                           JOSEPH J. FITZSIMMONS

EXECUTIVE OFFICERS

         The executive officers of the Company as of the date of this Proxy Statement are listed and described below. Executive officers of the Company serve at the pleasure of the Board of Directors.

Name                       Offices                                              Age
----                       -------                                              ---
Matthew S. Galvez          President and Chief Operating Officer                 45

David P. Gienapp           Vice President - Finance and Administration,
                           Secretary and Treasurer                               52


         See "Nominees for Election for a Term Expiring in 2004" for information concerning Mr. Galvez.

         Mr. Gienapp has been the Vice President - Finance and Administration and Treasurer of the Company since joining the Company in September 1994 and has served as its Secretary since March 1996. Mr. Gienapp served as a director of the Company from March 1995 until August 1998. Prior to joining the Company, Mr. Gienapp spent over 20 years with Deloitte & Touche LLP, a certified public accounting firm.

                                   PROPOSAL 2
             APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                TO AUTHORIZE THE FUTURE ISSUANCE OF "BLANK CHECK"
                                PREFERRED STOCK

         The Board of Directors has approved, and is recommending that the shareholders approve at the Annual Meeting, an amendment to the Articles of Incorporation authorizing the future issuance by the Board, without further shareholder approval, of 30,000,000 shares of preferred stock, without par value (the "Preferred Stock"), as described below (the "Preferred Stock Amendment"). The Company's Articles of Incorporation presently does not authorize any class of equity securities other than the Common Stock. The Board of Directors recommends a vote FOR Proposal 2 for the reasons described below.

PRINCIPAL REASONS FOR AUTHORIZATION

         If the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the issuance of up to 30,000,000 shares of Preferred Stock. The Preferred Stock is considered "blank check preferred stock" because the Board will be permitted to issue it at any time or from time to time in one or more series, each with such designations, preferences, conversion prices and rights, dividend rates, cumulative, relative, participating, optional, voting, redemption or other rights, qualifications, limitations or restrictions as may be determined from time to time in the Board's sole discretion, without further action by the Company's shareholders except as may otherwise be required by applicable law or stock exchange rule.

         The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to have such shares available for use in connection with possible future transactions, such as financings, strategic alliances, acquisitions and other uses not presently determinable. The Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without the delay and expense associated with further shareholder action. Such delay and expense may make such a transaction impracticable, may cause the Company to miss an opportunity or may require the Company to structure a transaction in a less advantageous manner.

         During the past four years, the Company has been unable to access the public markets to raise cash. It has also had a difficult time attracting institutional investors because of their reluctance to invest in Common Stock that is unsupported in the capital markets. Approval of the proposal to create the Preferred Stock would provide the Company with additional financing alternatives that are necessary for the Company's long-term financial stability.

         The Company intends to sell additional equity securities for cash proceeds of at least $5 million during the third quarter of 2001. The cash proceeds will be used to repay $1.2 million principal amount of its convertible subordinated notes and accrued interest (unless the holders of the notes choose to convert the principal and interest into equity securities as described below), and to increase the Company's working capital. The Company intends to attempt to issue shares of non-convertible, non-voting Preferred Stock in such offering, rather than Common Stock, in an effort to minimize the additional dilution of voting rights of existing common shareholders that would result from an issuance of Common Stock. The number and terms of the shares to be issued will be determined by negotiation with the potential purchasers in the proposed offering. The Company has not yet begun those negotiations. Although the Company does not expect the Preferred Stock to have dividend or conversion rights or the right to vote except where a class vote is required by applicable law, there can be no assurance that the final terms of the Preferred Stock to be sold in such offering will be as currently intended by the Company, or that Preferred Stock will be issued at all.

         If the terms of the Preferred Stock as finally negotiated include the right of holders to convert such shares into Common Stock, the financial interests of the Common Stock holders would be diluted if the Preferred Stock is subsequently converted into Common Stock at a time when the fair market value of the

Common Stock is higher than the conversion price. In addition, a conversion of the Preferred Stock into Common Stock would also dilute the voting rights of the Common Stock holders.

         Whether Preferred Stock or Common Stock is issued in the proposed private placement or otherwise, the Company does not intend to seek further approval from shareholders of the terms and conditions of such equity securities. The Company has no current plans or proposals to issue Preferred Stock convertible into Common Stock, nor any other plans, proposals, or arrangements to issue Preferred Stock.

         The terms of the convertible subordinated notes discussed above provide that if Preferred Stock is issued in the proposed offering, the unpaid principal and interest due on the convertible subordinated notes may be converted by the holders into the same series of Preferred Stock sold in the offering at the price per share paid by the purchasers in such offering. These non-transferable notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due on August 31, 2001. The notes are prepayable in cash at any time without penalty upon prior written notice as provided in the notes. The Company has no legal right to force holders to accept an exchange of Preferred Stock, Common Stock or any other securities to repay the notes.

         If the Company does not complete an equity financing pursuant to which it receives gross proceeds of at least $5 million on or before August 31, 2001, then the principal and interest due on the notes become convertible by the holders into Common Stock at an initial conversion price of $0.30 per share beginning September 1, 2001. If at any time before the notes are repaid by the Company or converted by their holders, the closing price for five consecutive days on which the Common Stock is traded is less than $0.30, the price at which the notes may be converted after August 31, 2001 into Common Stock will be adjusted downward each such time to the lowest closing price during those five days.

POSSIBLE DISADVANTAGES

         It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payments of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. An issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

         The Board of Directors is required by Michigan law to make any determination to issue shares of Preferred Stock based upon its judgment as advisable and in the best interests of the shareholders and the Company. The Board of Directors could issue shares of Preferred Stock (within the limits imposed by applicable law) that make more difficult or discourage an attempt to obtain control of the Company when, in the judgment of the Board of Directors, such action would not be in the best interests of the shareholders and the Company. For example, Preferred Stock could be sold to purchasers favorable to the Board of Directors, or the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Common Stock on any merger or other extraordinary corporate transaction involving the Company. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.

THE AMENDMENT

         The Preferred Stock Amendment would amend and restate Article III of the Company's Articles of Incorporation in its entirety to read as follows:

         1.    The total authorized capital stock is:

               Common Stock: 30,000,000 shares

               Preferred Stock: 30,000,000 shares

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

               A. Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

               B. The board of directors is empowered and authorized from time to time, for such consideration as the board of directors may determine, to issue Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights, powers, preferences, limitations, restrictions and other terms as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof. Such resolutions, when filed with the Michigan Department of Commerce, shall constitute amendments to these Articles of Incorporation. Except as may otherwise be provided in these Articles of Incorporation or required by law, different series of preferred stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

               C. No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

         If Proposal 2 is approved, the Company intends to file an amendment to its Articles of Incorporation with the Michigan Department of Commerce, upon which filing the Preferred Stock Amendment will become effective.

VOTE REQUIRED

         If a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting are voted for the amendment, the amendment will be approved. Abstentions and broker nonvotes will not be counted and will have the same effect as a vote against Proposal 2.

         The Company's directors and executive officers (who currently hold Common Stock representing approximately 27.7 % of the Common Stock) have indicated that they intend to vote all shares of Common Stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of Proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3
               APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
               INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

         The Board of Directors of the Company has approved, and is proposing that shareholders approve, an amendment to the Company's Articles of Incorporation to eliminate the classification of the Company's Board of Directors and cause each director to stand for election annually (the "Declassification Amendment"). The Board of Directors recommends a vote FOR Proposal 3.

ISSUES FOR CONSIDERATION

         Article VII of the Restated Articles of Incorporation currently provides that the Board of Directors be divided into three classes as nearly equal in number as possible. Directors of each class serve staggered three-year terms, with the term of office of one class expiring each year, and can be removed only for cause. Article VII may be amended only with the approval of holders of 80% of the shares of Common Stock outstanding and entitled to vote on the election of directors generally. If the Declassification Amendment is approved, the classes and staggered three-year terms of directors would be eliminated, the current term of office of each director will end at the 2002 annual meeting (which will be held after the end of the Company's fiscal year ending December 31, 2001) and all directors will thereafter be elected for one-year terms at each annual meeting of shareholders. The Declassification Amendment will also eliminate the restriction on removal of directors and the 80% vote requirement, which are adjuncts to a classified board.

         Proponents of classified boards of directors believe that a classified board helps a board of directors maintain a greater continuity of experience because the majority of directors at any given time will have at least one year of experience with the business affairs and operations of a company. This continuity may assist a company in long-term strategic planning. Additionally, proponents argue that a classified board reduces the possibility of a sudden change in majority control of a board of directors. In the event of a hostile takeover attempt, a classified board may encourage a person seeking control of the Company to initiate arm's length discussions with the Board, which is in a position to negotiate a more favorable transaction for shareholders.

         However, the Board of Directors believes that a classified board of directors limits the ability of shareholders to elect directors and exercise influence over the Company. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. In keeping with its goal of ensuring that the Company's corporate governance policies maximize management accountability to shareholders, the Board of Directors has determined that declassifying the Board, so that shareholders have the opportunity each year to register their views on the performance of the Board and management, would better serve the interests of the Company and its shareholders.

THE AMENDMENT

         The Declassification Amendment would amend and restate Article VII of the Company's Articles of Incorporation to read as follows:

                  A. The number of directors constituting the entire Board of Directors shall not be less than three nor more than twelve, the exact number of directors to be fixed from time to time only by a vote of a majority of the Board of Directors.

                  B. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directorships shall be filled by a majority vote of the directors then in office, whether or not a quorum, or, if there are no directors in office, by the shareholders. If the Board of Directors accepts the resignation of any director or officer to take effect at a future time, it shall have the power to elect a successor who shall take office when the resignation becomes effective. Each director chosen to fill a vacancy or chosen to fill a newly created directorship shall take office until the next election and until the election and qualification of his successor, or until his earlier death, resignation or removal.

         Section 506 of the Michigan Business Corporation Act, as amended, requires that a corporation desiring to classify its board of directors must expressly provide for such classification in either its articles of incorporation or its bylaws. The deletion of the provisions of Article VII relating to the classification of the Board is intended to remove any express provision for the classification of the Board, thereby removing the classification of the Board. The Company's bylaws do not expressly provide for classification of the Board.

         If Proposal 3 is approved, the Company intends to file an amendment to its Articles of Incorporation with the Michigan Department of Commerce, upon which filing the Declassification Amendment will become effective.

VOTE REQUIRED

         The Articles of Incorporation provide that the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal 3. Consequently, abstentions and broker non-votes will not be counted and will have the same effect as a vote against Proposal 3.

         The Company's directors and executive officers (who currently hold Common Stock representing approximately 27.7 % of the Common Stock) have indicated that they intend to vote all shares of Common Stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of Proposal 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.


                                   PROPOSAL 4
               APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

         The Board of Directors has approved, and is proposing that shareholders approve, the potential issuance of shares of Common Stock pursuant to a private placement capital raising transaction (the "Capital Transaction"). The Company entered into the Capital Transaction to alleviate a severe cash shortage and permit the Company to continue operations.

         Approval of Proposal 4 could result in the issuance of approximately 4,172,000 shares of Common Stock (subject to adjustment) upon the conversion of convertible subordinated promissory notes issued in March 2001. The Board of Directors recommends a vote FOR this Proposal 4.

BACKGROUND

         The Company experienced a loss from operations in 2000 of $2.2 million and incurred additional losses in the first quarter of 2001. Because of these losses and the cash used to acquire A-OK Controls in June 2000, the Company's financial position had deteriorated and it was in violation of several bank loan covenants. Although the bank has indicated its willingness to forbear from exercising its remedies and to continue to lend money to the Company up to the limits of the borrowing base formula in the Company's loan agreement, management projected that the limits imposed by the borrowing base formula would not be sufficient to fund near-term operations unless the limits under the borrowing base formula were relaxed. The bank was unwilling to adjust the formula, leaving the Company unable to fund operations until it could return to profitability and/or improve the dollar limits of its borrowing availability through increased sales and resulting receivables. The Company's only alternative was to raise additional debt or equity capital. In December 2000, the Company issued additional shares of Common Stock in an offering to several of its directors and their affiliates. After additional months of intensive effort and negotiation, management identified several investors willing to invest in the Company and issued $1.2 million principal amount of its convertible subordinated promissory notes (the "Notes") and warrants to purchase a total of 800,000 shares of Common Stock to four accredited investors in a private placement in March 2001.

         Through frequent meetings and informal contacts with management during the preceding months, the Board of Directors was kept fully informed of the Company's declining financial position and management's strategic and capital raising efforts. With this extensive background information in mind, the Board met on March 20, 2001 to consider the issuance of the Notes and related warrants. Following a detailed explanation of the current status of the Company's financial position and lack of working capital, the negotiations with potential investors and others who had been approached by management but who had responded negatively to a proposed investment in the Company and the Company's relationship with its bank lender and other creditors, the Board proceeded to consider the terms of the proposed issuance of Notes and potential alternatives available to the Company. The Board considered postponing the proposed transaction to allow the Company more time to locate an investment transaction with terms more favorable to the Company and its shareholders. However, in view of, among other factors, (i) the Company's pending acquisition of Optimation, which required $300,000 of cash at closing, (ii) the urgency with which the Company needed to obtain capital in order to pay its employees and to pay its vendors to induce them to continue shipments of components, (iii) the likely loss of vendor support and customer base if the Company were to seek bankruptcy protection and (iv) the likely depreciation in value of the Company's assets if they were to be liquidated or if the Company were to cease operating for even a short time, the Board determined that the proposed issuance of the Notes was the best available alternative to maximize the Company's value to its shareholders. The Board concluded, in light of these factors and others, that the issuance of the Notes and related warrants was in the best interests of the Company and its shareholders and unanimously approved (with Mr. Braun and Mr. Nichols abstaining) such issuance, the terms of the Notes and warrants and related matters.

         $300,000 of the proceeds from the sale of the Notes was used to acquire the stock of Optimation, Inc. on March 29, 2001 and the remaining $900,000 was added to working capital and was used in part to pay down outstanding accounts payable and for general operations. The Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due on August 31, 2001. The Notes will become immediately due and payable in full if this Proposal 4 is not approved on or before August 31, 2001 or the date of the annual shareholders meeting, whichever is later. The Notes are prepayable at any time without penalty upon prior written notice as provided in the Notes. The holders of the Notes are not permitted to transfer them without the Company's prior written consent.

         If the Company does not complete an equity financing pursuant to which it receives gross proceeds of at least $5 million (the "Equity Financing Transaction") on or before August 31, 2001 or until the date of the annual shareholders meeting, whichever is later, the principal and interest due on the Notes become convertible by the holders into Common Stock at an initial conversion price of $0.30 per share. The conversion price will adjust downward to the extent the closing price for five consecutive days on which the Common Stock is traded is less than $0.30. Based upon the initial conversion price, the Notes would be convertible into a total of 4,172,000 shares of Common Stock, assuming the Company has not previously paid any of the principal or interest due on the Notes. If the Equity Financing Transaction occurs on or before August 31, 2001, the unpaid principal and interest due on the Notes will be convertible by the holders into the capital stock sold in the Equity Financing Transaction at the price per share paid by the purchasers in such transaction.

AMERICAN STOCK EXCHANGE REQUIREMENTS

         The Company's Common Stock is listed on the American Stock Exchange, the rules of which (the "Amex Rules") require approval by the Company's shareholders if the Company issues Common Stock (or securities convertible into Common Stock) equal to 20% or more of the voting power outstanding prior to such issuance. If the entire principal and interest under the Notes are converted into Common Stock, the Company would issue a total of approximately 4,172,000 million shares of Common Stock, or approximately 26.5% of the shares of Common Stock currently outstanding. Accordingly, a vote in favor of Proposal 4 will allow the holders of the Notes to convert the Notes into Common Stock if the Equity Financing Transaction involves Common Stock or if the Equity Financing Transaction does not occur without violating Amex Rules. There can be no assurance, however, that the Common Stock will continue to be listed on the American Stock Exchange and it is possible that the Company may be delisted for failure to comply with other Amex Rules requiring, among other things, a minimum market price, a minimum tangible net worth and a minimum market capitalization.

         The laws of the State of Michigan do not require approval of Proposal 4 by the Company's shareholders. In addition, under Michigan law, objecting shareholders will have no appraisal, dissenters' or similar rights with respect to any of the matters presented at the Annual Meeting, including Proposal 4, nor will the Company voluntarily accord such rights to shareholders.

CERTAIN CONSIDERATIONS

         The conversion price of the Notes is $0.30 per share (subject to adjustment, as described above) and the closing price of the Common Stock reported on the American Stock Exchange as of July 18, 2001 was $0.55. If the Notes become convertible as a result of the Equity Financing Transaction not occurring on or before August 31, 2001 and the Notes are thereafter converted into Common Stock, such issuance is likely to have a dilutive effect on the shareholders of the Company.

         If Proposal 4 is not approved on or before August 31, 2001 or the date of the annual shareholders meeting, whichever is later, the Notes will become immediately due and payable in cash. The Company intends to repay the Notes with the proceeds of the Equity Financing Transaction, which may not occur until August 2001, if at all, and does not currently have available cash to repay the Notes. The Company's bank lender, which is currently forbearing from exercising its remedies against the Company, and the Note holders would be entitled to exercise their remedies against the Company to collect the Notes, including enforcing their security interest in the Company's assets. In addition, the Company would not be able to acquire the working capital necessary to continue its operations or to repay the bank lender the amount required to reduce its line of credit borrowings. In such event, the Company is not likely to have sufficient capital to continue operating on a long-term basis and could be forced to curtail or completely cease operations. The Company could also determine to sell the Company to a third party, liquidate its assets or seek protection under federal bankruptcy laws.

         James A. Nichols, a director of the Company, purchased $100,000 principal amount of the Notes and a partnership, in which Mr. Nichols is a partner, purchased $50,000 principal amount of the Notes. North Coast Technology Investors L.P., of which Hugo E. Braun, a director of the Company, is a partner, purchased $750,000 principal amount of the Notes. If their Notes become convertible at $0.30 per share due to the Company's failure to timely complete the Equity Financing Transaction, the Notes held by Mr. Nichols, directly and through such partnership, and by North Coast Technology Investors L. P. would be convertible into approximately 521,000 shares and 2,607,000 shares, respectively, at September 1, 2001, assuming none of the principal and interest due on the Notes has been paid by the Company in cash.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to approve Proposal 4. Consequently, abstentions and broker non-votes will not be counted and will not affect the vote on Proposal 4.

         The Company's directors and executive officers (who currently hold Common Stock representing approximately 27.7% of the Common Stock) have indicated that they intend to vote all shares of Common Stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of Proposal 4.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information as of August 1, 2001 with respect to the beneficial ownership of Common Stock by each board nominee, each other current director, each executive officer named in the Summary Compensation Table under "Executive Compensation", all current directors and executive officers as a group and all other persons known by the Company to beneficially own more than 5% of its outstanding Common Stock (each, a "5% Owner"). Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.

Name                                         Number of Shares              Percent of Class (11)
----                                         ----------------              ---------------------
Directors and Management:
James A. Nichols                             2,047,822   (1)                      13.0%
Hugo E. Braun                                1,701,449   (2)                      10.4%
Stephen E. Globus                            1,283,735   (3)                       8.2%
Matthew S. Galvez                              860,100   (4)                       5.2%
David P. Gienapp                               126,859   (5)                         *
Joseph J. Fitzsimmons                           25,108   (6)                         *
James H. Wicker                                  4,000   (7)                         *
All directors and executive
  officers as group (7 persons)              6,049,073   (8)                      34.7%

5% Owners:
J. Eric May, Trustee Under
    Declaration of Trust                     1,493,425   (9)                       9.5%
Dennis A. Sierk                              1,415,620  (10)                       9.0%


----------------
*   Less than one percent.

(1) The shares shown in the table for Mr. Nichols include (i) 1,733,704 shares owned outright, and (ii) 244,451 shares owned by an investment club of which Mr. Nichols is a member, (iii) currently exercisable warrants to purchase 66,667 shares pursuant to the Notes described in Proposal 4 above, and (iv) options to purchase 3,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Nichols' address is 3707 West Maple Road, Bloomfield Hills, MI 48301.

(2) The shares shown in the table for Mr. Braun include (i) 1,050,000 shares owned by North Coast Technology Investors L.P. and Access Venture Fund L.P., of which Mr. Braun is a partner, (ii) options to purchase 19,664 shares which are currently exercisable or are exercisable within sixty days, (iii) currently exercisable warrants to purchase 500,000 shares pursuant to the Notes described in Proposal 4 above, and (iv) currently exercisable warrants to purchase 131,785 shares pursuant to a Term Loan and Warrant Purchase Agreement dated November 7, 1995 between the Company and Onset BIDCO, Inc., of which Mr. Braun is an officer. If such warrants were exercised, Mr. Braun would have sole voting rights and shared investment power with respect to the underlying shares. The address for Mr. Braun and North Coast Technology Investors L.P. is 206 South Fifth Avenue, Suite 550, Ann Arbor, MI 48104.

(3) The shares shown in the table for Mr. Globus include (i) 255,062 shares owned outright by Mr. Globus, (ii) 672,358 shares owned by companies and partnerships over which Mr. Globus exercises voting and investment power, (iii) 343,315 shares owned by certain relatives of Mr. Globus over which Mr. Globus exercises beneficial ownership, and (iv) options to purchase 3,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Globus' address is 44 West 24th Street, New York, NY 10010.

(4) The shares shown in the table for Mr. Galvez include (i) 100 shares owned outright, and (ii) options to purchase 860,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Galvez's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(5) The shares shown in the table for Mr. Gienapp include (i) 41,860 shares owned outright, (ii) options to purchase 53,333 shares which are currently exercisable or are exercisable within sixty days. Mr. Gienapp's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(6) The shares shown in the table for Mr. Fitzsimmons include (i) 10,000 shares of Common Stock owned outright, and (ii) options to purchase 15,108 shares which are currently exercisable or are exercisable within sixty days. Mr. Fitzsimmons' address is 5840 Interface Drive, Ann Arbor, MI 48103.

(7) The shares shown in the table for Mr. Wicker include (i) 1,000 shares of Common Stock owned outright, and (ii) options to purchase 3,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Wicker's address is 7249 Hertfordshire Way, Victor, NY 14564.

(8) The shares shown in the table for all current directors and executive officers as a group include the shares described in footnotes (1) through (8).

(9) The shares shown in the table for Mr. May, Trustee include 1,493,425 shares owned by J. Eric May, Trustee Under Declaration of Trust. Mr. May's address is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

(10) The shares shown in the table for Mr. Sierk include 1,145,620 shares owned by Mr. Sierk and his wife, such shares being acquired as a portion of the purchase price of Optimation, Inc. by the Company on March 29, 2001. Mr. Sierk's address is 2800 Bob Wallace Avenue, Suite L3, Huntsville, AL 35805.

(11) For purposes of calculating the percentage of Common Stock beneficially owned by each person, the shares issuable upon exercise of options and warrants held by such person are considered outstanding and added to the shares of Common Stock actually outstanding.


                             EXECUTIVE COMPENSATION

SUMMARY

         The following table sets forth information for the periods indicated concerning the aggregate compensation paid by the Company and its subsidiaries to the Company's President and Chief Executive Officer and to its Executive Vice President - Finance and Administration, the Company's only other executive officer whose salary and bonus exceeded $100,000 in the year ended December 31, 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                              ANNUAL COMPENSATION          COMPENSATION
                                           ---------------------------        AWARDS               ALL
                                                                            SECURITIES            OTHER
   NAME AND PRINCIPAL          FISCAL                        BONUS      UNDERLYING OPTIONS     COMPENSATION
        POSITION               PERIOD        SALARY ($)       ($)               (#)              ($) (A)
-------------------------- --------------- --------------- ----------- ---------------------- --------------
Matthew S. Galvez,         Y/E 12-31-00          $200,000     $-0-               -0-               $18,071
President and Chief        --------------- --------------- ----------- ---------------------- --------------
Executive Officer (b)      Y/E 12-31-99          $181,042   $63,092           200,000              $11,175
                           --------------- --------------- ----------- ---------------------- --------------
                           3 Months
                           12-31-98               $35,538     $-0-            660,000               $2,115
                           --------------- --------------- ----------- ---------------------- --------------
                           Y/E 9-30-98            $13,538     $-0-              -0-                    $-0-
                           --------------- --------------- ----------- ---------------------- --------------
-------------------------- --------------- --------------- ----------- ---------------------- --------------
David P. Gienapp,          Y/E 12-31-00          $120,000     $-0-            25,000                $3,461
VP-Finance and             --------------- --------------- ----------- ---------------------- --------------
Administration             Y/E 12-31-99          $111,642    $8,477           70,000                $1,664
                           --------------- --------------- ----------- ---------------------- --------------
                           3 Months
                           12-31-98               $29,724     $-0-              -0-                    $-0-
                           --------------- --------------- ----------- ---------------------- --------------
                           Y/E 9-30-98           $110,552     $-0-              -0-                 $3,268
-------------------------- --------------- --------------- ----------- ---------------------- --------------

(a) All Other Compensation for the year ended December 31, 2000 includes, for Mr. Galvez, $7,715 of housing allowance, $4,800 of automobile allowance and $5,566 of 401(k) Plan matching contributions, and for Mr. Gienapp, 401(k) Plan matching contributions.

(b) Mr. Galvez was appointed Chief Operating Officer on August 15, 1998 and became President and Chief Executive Officer on October 1, 1998.

OPTIONS

         The following table sets forth information concerning options granted to the Named Executives in the year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------
                            NUMBER OF      PERCENT OF TOTAL
                           SECURITIES          OPTIONS
                           UNDERLYING         GRANTED TO        EXERCISE OR
         NAME                OPTIONS         EMPLOYEES IN        BASE PRICE            EXPIRATION
                           GRANTED (#)      FISCAL YEAR (A)      ($/SHARE)                DATE
------------------------ ---------------- ------------------- ------------------- ------------------------
Matthew S. Galvez              -0-                -0-                ---                    ---
David P. Gienapp              25,000 (a)           5.53%            $1.50                08-30-10
------------------------ ---------------- ------------------- ------------------- ------------------------

(a) These options, which were granted pursuant to the Company's Long-Term Incentive Plan, become exercisable annually in increments of 33 1/3% beginning on the day after the first anniversary of the date of the grant. The ability to exercise these options may be accelerated in the event of a change in control of the Company (as defined in the option plan).

         The Named Executives did not exercise any options in the year ended December 31, 2000. The following table provides information with respect to unexercised options held by the Named Executives as of December 31, 2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

   ---------------------------- ---------------------------------------- -----------------------------------
                                    NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                  UNEXERCISED OPTIONS AT YEAR-END (#)        OPTIONS AT FY-END ($) (A)
   ---------------------------- ---------------------------------------- -----------------------------------
              NAME                 EXERCISABLE         UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
   ---------------------------- ------------------- -------------------- ---------------- ------------------
   Matthew S. Galvez                    860,000                -0-                $-0-             $-0-
   ---------------------------- ------------------- -------------------- ---------------- ------------------
   David P. Gienapp                      53,333            71,667                 $-0-             $-0-
   ---------------------------- ------------------- -------------------- ---------------- ------------------

(a) Value of unexercised in-the-money options is determined by multiplying the number of shares subject to the option by the difference between the closing price of the Common Stock on the American Stock Exchange at the end of 2000 and the option exercise price.

EMPLOYMENT AGREEMENT

         Mr. Galvez is a party to an employment agreement with the Company that provides for Mr. Galvez to serve as the President and Chief Executive Officer of the Company for an annual base salary from October 1, 1998 through April 15, 1999 of $135,000, and from April 16, 1999 through December 31, 2001 of $200,000.
In addition to bonuses that may be awarded from time to time by the Board, Mr. Galvez was also entitled to a one-time performance bonus of $50,000 under the agreement at such time as the Company shall have first achieved any three consecutive months of positive net income before taxes. Other benefits to which he is currently entitled under the agreement include a term life insurance policy, an automobile allowance and the right to participate in the Company's employee benefit plans and stock compensation plans along with the Company's other officers or employees. The agreement may be terminated at any time by the Company if (i) Mr. Galvez commits fraud, embezzles from the Company, willfully disregards the business and affairs of the Company after notice and time to cure or is convicted of any felony or any crime involving moral turpitude or fraud and (ii) the holders of 80% of the outstanding shares of Common Stock other than shares owned by Mr. Galvez are voted in favor of terminating his employment for cause. The agreement may also be terminated by the Company without cause upon 60 days notice or if Mr. Galvez becomes disabled, may be terminated by Mr. Galvez upon 90 days notice, and automatically terminates in the event of Mr. Galvez's death. If employment is terminated without cause, Mr. Galvez is entitled to continue receiving his base salary and coverage under Company benefit plans for the longer of one year or the remaining term of the agreement and to receive a bonus equal to the average of the last two quarterly performance bonuses paid to him. Mr. Galvez has agreed not to compete with the Company for two years after termination unless his employment is terminated without cause or a change in control of the Company has occurred.

COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company is eligible to receive for his services as such a fee of $1,000 per meeting attended and $500 for each committee meeting attended. Committee chairmen receive an additional $250 for each committee meeting. The directors waived the director fees for meetings held during quarterly periods during which the Company reported a loss from operations, which, for 2000, were all quarters. Directors who are officers or employees of the Company receive no additional compensation for their service as a director, although they are reimbursed for their reasonable travel expenses when meetings are held in a location other than the metropolitan area in which they reside.

         In addition, the Company has a 1993 Directors Stock Option Plan (the "Directors Plan"). Pursuant to the provisions of the Directors Plan, each director is automatically and without discretion awarded options to purchase 4,500 shares of Common Stock, with an exercise price equal to 110% of the fair market value per share on the grant date, beginning on the date of the Company's 2000 annual meeting of shareholders and every three years thereafter. The options are exercisable annually in increments of 33 1/3% beginning on the grant date, the first anniversary of the date of the grant and the second anniversary of the grant. All options granted under the Directors Plan expire on the fifth anniversary of the date the option was granted. The ability to exercise these options may be accelerated in the event of a change in control of the Company (as defined in the Directors Plan). Options to purchase a total of 31,500 were granted under the Directors Plan to the Company's then seven non-employee directors on May 23, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As approved by shareholders at the 1999 annual meeting, in connection with the Company's private placement of Common Stock, the Company sold promissory notes convertible into Common Stock at $.25 per share as of December 1, 1998 and shares of Common Stock at $1.00 per share on April 7, 1999 to Steven Globus and his affiliates, James Nichols and his affiliates and Michael Hershey (for the account of J. Eric May, Trustee under Declaration of Trust) in the following amounts.

                                       Stephen E.        James A.        Michael L. Hershey /
                                         Globus           Nichols        J. Eric May, Trustee
                                         ------           -------        --------------------
Principal amount of Notes                $250,000         $350,000              $250,000
Accrued interest on Notes                  $6,089           $7,789                $5,563
Shares received upon conversion         1,024,356        1,431,155             1,022,253
Shares purchased                               -0-         375,000                    -0-

         Both the principal amount of the notes and accrued interest were converted into Common Stock. Amounts reflected in the table for Mr. Globus include transactions with Mr. Globus, his brother and a partnership controlled by Mr. Globus and his brother. Amounts reflected in the table for Mr. Nichols include the transactions with Mr. Nichols and with an investment club in which he is a member. Amounts reflected in the table for Mr. Hershey are all for the account of a trust controlled by J. Eric May, over which trust Mr. Hershey had, at the date of sale of the convertible promissory notes, voting and investment power. Messrs. Globus and Nichols are directors of the Company and Mr. Hershey is a former director.

         In December 2000, the Company completed a private placement of 760,000 shares of Common Stock at $1.25 per share to certain accredited investors, including (i) North Coast Technology Investors

L.P., a limited partnership of which Hugo E. Braun, a director of the Company, is a partner, (ii) James A. Nichols, a director of the Company, and an investment club of which Mr. Nichols is a member, and (iii) a partnership in which Stephen E. Globus, a director of the Company, is a partner. The $1.25 price per share exceeded the $0.65 fair market value of the Common Stock at the time of the sale. The amount of Common Stock purchased and the total purchase price are as follows:

                                                       Hugo E.         James A.         Stephen E.
                                                        Braun           Nichols           Globus
                                                        -----           -------           ------
Shares purchased                                       550,000           140,000           50,000
Total purchase price                                  $687,500          $175,000          $62,500

         In March 2001, the Company completed a sale of $1.2 million principal amount of convertible subordinated promissory notes and warrants to purchase a total of 800,000 shares of Common Stock to certain accredited investors, including (i) North Coast Technology Investors L.P., a limited partnership of which Hugo E. Braun, a director of the Company, is a partner, and (ii) James A. Nichols, a director of the Company, and a partnership of which Mr. Nichols is a partner. The Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due on August 31, 2001. The Notes will become immediately due and payable in full if Proposal 4 discussed above is not approved on or before August 31, 2001 or the date of the annual shareholders meeting, whichever is later. The Notes are prepayable at any time without penalty upon prior written notice as provided in the Notes. The holders of the Notes are not permitted to transfer them without the Company's prior written consent. The amount of convertible subordinated promissory notes and warrants purchased to related parties are as follows:


                                                                        Hugo E.          James A.
                                                                         Braun            Nichols
                                                                         -----            -------
Convertible Subordinated Promissory Notes purchased                     $750,000         $150,000
Warrants purchased                                                       500,000          100,000

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Act of 1934 requires all Company executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of their ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report any delinquent filings and failures to file such reports.

         Based solely on its review of the copies of such reports received by it and written representations of its executive officers and incumbent directors, the Company believes that during 2000, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements under Section 16(a), except that Mr. Fitzsimmons, a director, did not timely file one Form 4 report disclosing one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

         Grant Thornton LLP, independent public accountants, has audited the consolidated financial statements of the Company and its subsidiaries since the year ended September 30, 1998. The Audit Committee has not yet completed its evaluation of the 2000 audit process. As a result, the selection of the independent accountants to audit the financial statements of the Company for 2001 will be made at a later date. Representatives from Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

AUDIT FEES

         Audit fees billed to the Company by Grant Thornton LLP for the 2000 audit and reviews of three quarterly reports on Form 10-QSB were $53,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         These fees for 2000 were nil.

ALL OTHER FEES

         All other fees for 2000 totaled $32,000, including $28,000 related to Grant Thornton's audit of the financial statements of A-OK Controls Engineering, Inc. as of and for the year ended November 30, 1999, which were included in the Company's Form 8-K field with the SEC, and $4,000 for sundry consulting services during 2000.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders which are eligible for inclusion in the Company's Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than February 28, 2002 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws.

       In addition to applicable Securities and Exchange Commission rules for inclusion of shareholder proposals in the Company's Proxy Statement, the Company's bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the Annual Meeting, written notice of such proposal or nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming annual meeting or not later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to be brought properly before the Annual Meeting. The Company also expects the persons named as proxies for the 2002 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by applicable law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal during the period provided for in the Company's Bylaws.

                      INFORMATION INCORPORATED BY REFERENCE

         The information under the following items of the enclosed Form 10-KSB for the year ended December 31, 2000 is incorporated in this proxy statement by reference:

-   Item 6 Management's Discussion and Analysis or Plan of Operation
-   Item 7 Financial Statements


By Order of the Board of Directors,



David P. Gienapp, Secretary
August 3, 2001

        ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
           ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

               THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                      APPENDIX A

                              NEMATRON CORPORATION
                             AUDIT COMMITTEE CHARTER


 THE AUDIT COMMITTEE ("THE COMMITTEE"), OF THE BOARD OF DIRECTORS ("THE BOARD") OF NEMATRON CORPORATION ("THE COMPANY") WILL HAVE THE OVERSIGHT RESPONSIBILITY,
                AUTHORITY AND SPECIFIC DUTIES AS DESCRIBED BELOW.


         COMPOSITION

         The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the American Stock Exchange
         (AMEX) or such other stock exchange on which the Company's equity securities are traded from time to time. The members of the Committee will be appointed annually at the organizational meeting of the full Board held immediately following the annual shareholders' meeting and will be listed in the next annual report to shareholders. One of the members of the Committee will be appointed the Committee Chair by the Board.


         RESPONSIBILITY

         THE COMMITTEE IS A PART OF THE BOARD. IT'S PRIMARY FUNCTION IS TO ASSIST THE BOARD IN FULFILLING ITS OVERSIGHT RESPONSIBILITIES WITH RESPECT TO (I) THE ANNUAL FINANCIAL INFORMATION TO BE PROVIDED TO SHAREHOLDERS AND THE SECURITIES AND EXCHANGE COMMISSION (SEC); (II) THE SYSTEM OF INTERNAL CONTROLS THAT MANAGEMENT HAS ESTABLISHED; AND (III) THE INTERNAL AND EXTERNAL AUDIT PROCESS. IN ADDITION, THE COMMITTEE PROVIDES AN AVENUE FOR COMMUNICATION BETWEEN INTERNAL AUDIT, THE INDEPENDENT ACCOUNTANTS, FINANCIAL MANAGEMENT AND THE BOARD. THE COMMITTEE SHOULD HAVE A CLEAR UNDERSTANDING WITH THE INDEPENDENT ACCOUNTANTS THAT THEY MUST MAINTAIN AN OPEN AND TRANSPARENT RELATIONSHIP WITH THE COMMITTEE, AND THAT THE ULTIMATE ACCOUNTABILITY OF THE INDEPENDENT ACCOUNTANTS IS TO THE BOARD AND THE COMMITTEE. THE COMMITTEE WILL MAKE REGULAR REPORTS TO THE BOARD CONCERNING ITS ACTIVITIES.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.


         AUTHORITY

         Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

         MEETINGS

         The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.


         ATTENDANCE

         Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.


         SPECIFIC DUTIES

         In carrying out its oversight responsibilities, the Committee will:

         1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable AMEX Audit Committee Requirements.

         2. Review with the Company's management, the chief financial officer and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

         3. Review with the Company's management, the chief financial officer and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

         4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

         5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms

                  10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

         7. At the completion of the annual audit, review with management, the chief financial officer and the independent accountants the following:

                  a) The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

                  b) Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

                  c) Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

                  d) Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

                  If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the company's Annual Report on Form 10-K.

         8. After preparation by management and review by the chief financial officer and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

         9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

         10. Meet with management, the chief financial officer and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

         11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

         12. Review the appointment and replacement of the senior internal audit executive.

         13. Review with management, the chief financial officer and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that my have a material impact on the financial statements.

         14. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

         15. As the Committee may deem appropriate, obtain, weigh and consider expert advice as the Audit Committee related rules of the AMEX, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

         16. Provide periodic reports of the Committee's activities, findings and recommendations to the Board.

         17. Monitor SEC and AMEX regulations concerning Audit Committees and update its charter, activities, composition or its structure to comply with such regulations.

         This concludes the charter.

                                      PROXY
                              NEMATRON CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF NEMATRON CORPORATION

                  The undersigned hereby constitutes and appoints Matthew S. Galvez and David P. Gienapp, and each of them, attorneys, agents and proxies with power of substitution to vote as designated below all of the shares of Common Stock of Nematron Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Nematron Corporation, 5840 Interface Drive, Ann Arbor, Michigan on September 6, 2001 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth below, all of which are proposed by the Company.

                  This Proxy, when properly executed, will be voted in the manner directed; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THE ACCOMPANYING PROXY STATEMENT DATED AUGUST 3, 2001 AND FOR EACH OF THE PROPOSALS SET FORTH IN SUCH PROXY STATEMENT. In their discretion, the persons named herein as proxies are also hereby authorized to vote, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated August 3, 2001 is unable to serve or, for good cause, will not serve.

                         (TO BE SIGNED ON REVERSE SIDE)

         PROPOSAL 1.  ELECTION OF DIRECTORS:

         Matthew S. Galvez
         Joseph J. Fitzsimmons

                | | FOR          | | WITHHOLD      | | FOR ALL EXCEPT

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE INDIVIDUAL NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE BELOW.)

         ----------------------------------------------------------------------

         PROPOSAL 2. APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE THE FUTURE ISSUANCE OF "BLANK CHECK" PREFERRED STOCK:

                | | FOR          | | AGAINST       | | ABSTAIN


         PROPOSAL 3. APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND REDUCE THE TERMS OF THE DIRECTORS FROM THREE YEARS TO ONE YEAR:

                | | FOR          | | AGAINST       | | ABSTAIN


         PROPOSAL 4. APPROVE THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE NOTES:

                | | FOR          | | AGAINST       | | ABSTAIN


                  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated August 3, 2001 and the 2000 Annual Report to Shareholders and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                  Please sign this Proxy exactly as your name(s) appear(s) on this Proxy. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE BELOW.


         SIGNATURE(S) _____________________________________ DATE _____________


         SIGNATURE(S) _____________________________________ DATE _____________

                                 Exhibit Index
                                 -------------

Exhibit No.                 Description
-----------                 -----------
   23.1                     Consent of Independent Auditors








                                       23